CONTACT:	Julie Lorigan
Vice President, Investor Relations
(781) 741-7775

Margery B. Myers
Vice President, Corporate Communications and Public Relations
(781) 741-4019

Cara O’Brien - Investor Relations Melissa Merrill - Media Relations
Financial Dynamics
(212) 850-5600

TALBOTS ANNOUNCES JANUARY COMPARABLE STORE SALES
INCREASE OF 13.4%, SIGNIFICANTLY BETTER THAN EXPECTED

Total Company Sales Rise 22%

Outlook for Fourth Quarter Earnings Per Share in the
Range of $0.28 - $0.29

        Hingham, MA, February 3, 2005 – The Talbots, Inc. (NYSE: TLB) today announced total Company sales for fiscal January, the four weeks ended January 29, 2005, increased 22% to $128.4 million from $105.4 million for the four weeks ended January 31, 2004. Comparable store sales increased 13.4% for the month.

        The Company also announced sales for the fiscal fourth quarter, the thirteen weeks ended January 29, 2005, increased 11% to $480.4 million compared to $431.5 million for the thirteen weeks ended January 31, 2004. Retail store sales increased 10% to $408.0 million compared to $371.3 million last year. Comparable store sales increased 4.4% for the thirteen-week period. Catalog sales increased 20% to $72.4 million from $60.2 million in the prior year.

        Sales for the fifty-two weeks ended January 29, 2005 increased 7% to $1,730.0 million from $1,624.3 million for the fifty-two weeks ended January 31, 2004. Retail store sales increased 7% to $1,477.8 million compared to $1,384.9 million last year. Comparable store sales increased 1.7% for the fifty-two week period. Catalog sales increased 5% to $252.2 million compared to $239.4 million last year.

        Arnold B. Zetcher, Chairman, President and Chief Executive Officer, commented, “January is historically a clearance month and our significantly better than expected comparable store sales results of positive 13.4% were driven primarily by the strength of our markdown selling. In addition, we saw a healthy increase in regular-price sales of our early spring/transitional merchandise in the last week of the period. At this time, we anticipate that fourth quarter earnings per share will be in the range of $0.28 – $0.29. This is within our previously announced range of $0.27 – $0.31 per diluted share, and compares to the $0.38 reported last year.”

        “In terms of our overall financial plan for fiscal 2005, we will be providing our outlook for sales and earnings per share when we report our 2004 fourth quarter and fiscal year-end results on March 9th.”

        “In closing, while it is still early we feel very positive about our new spring merchandise, and hope to see a continuation of the favorable regular-price trends we experienced in the latter part of January,” concluded Mr. Zetcher.

        Talbots is a leading national specialty retailer and cataloger of women’s, children’s and men’s classic apparel, shoes and accessories. The Company currently operates 1,049 stores – 521 Talbots Misses stores, including 20 Talbots Misses stores in Canada and five Talbots Misses stores in the United Kingdom; 285 Talbots Petites stores, including four Talbots Petites stores in Canada; 41 Talbots Accessories & Shoes stores; 71 Talbots Kids stores; 95 Talbots Woman stores, including three Talbots Woman stores in Canada; 11 Talbots Mens stores; one Talbots Collection store; and 24 Talbots Outlet stores. Its catalog operation circulated approximately 46 million catalogs worldwide in fiscal 2004. Talbots on-line shopping site is located at www.talbots.com.

        For more detailed information, please visit our website at www.talbots.com, or call (703) 736-7208 to listen to The Talbots, Inc. monthly sales recording.

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        The foregoing contains forward-looking information within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “outlook,” “would,” or similar statements or variations of such terms. All of the “outlook” information (including future revenues, future comparable sales, future earnings, future EPS, and other future financial performance or operating measures) constitutes forward-looking information.
        Our outlook and other forward-looking statements are based on a series of expectations, assumptions, estimates and projections about our Company which involve risks and uncertainty, including assumptions and projections concerning store traffic, levels of store sales including regular-price selling and markdown selling, and customer preferences. All of our outlook information and other forward-looking statements are as of the date of this release only. The Company can give no assurance that such outlook or expectations will prove to be correct and does not undertake to update or revise any “outlook” information or any other forward-looking statements to reflect actual results, changes in assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any projected results will not be realized.
        Our forward-looking statements involve substantial known and unknown risks and uncertainties as to future events which may or may not occur, including effectiveness of the Company’s brand awareness and marketing programs, success of its important fourth quarter holiday selling season, any negative trends in its regular-price or markdown selling, effectiveness and profitability of new concepts including the Mens concept, effectiveness of its e-commerce site, acceptance of Talbots fashions including its winter 2004 and transitional spring 2005 fashions, the Company’s ability to anticipate and successfully respond to changing customer tastes and preferences and to produce the appropriate balance of merchandise offerings, increased merchandise inventory levels expected for the 2004 second half, the Company’s ability to sell its merchandise at regular prices as well as its ability to successfully execute its major sale events including the timing and levels of markdowns and appropriate balance of available markdown inventory, retail economic conditions including consumer spending, consumer confidence and a continued uncertain economy, and the impact of a continued promotional retail environment. In each case, actual results may differ materially from such forward-looking information.
        Certain other factors that may cause actual results to differ from such forward-looking statements are included in the Company’s periodic reports filed with the Securities and Exchange Commission and available on the Talbots website under “Investor Relations,” and you are urged to carefully consider all such factors.

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TALBOTS ANNOUNCES JANUARY SALES MESSAGE POINTS FEBRUARY 3, 2005

•	The following pre-recorded comments covering January sales results include forward-looking statements relating to the Company’s expectations and beliefs concerning our future business and financial performance. These forward-looking statements are based on various assumptions and projections and are subject to substantial risks and uncertainties. Actual results may differ materially. For further details, please review the risk factors and cautionary statements in this morning’s sales release as well as in our SEC periodic reports, including our Form 10-K and Form 10-Qs. We’ll also conclude these pre-recorded comments with a forward-looking cautionary statement.

•	Good morning everyone. This is Ed Larsen, Talbots Chief Financial Officer. Welcome to our prerecorded comments covering our January sales results. Please note that my prepared remarks will conclude with the full forward-looking statement disclaimer.

•	This morning we announced our total Company sales for fiscal January, the four weeks ended January 29, 2005. Total sales increased 22% to $128.4 million from $105.4 million for the four weeks ended January 31, 2004. Comp store sales increased 13.4% for the month. For additional financial details on the fourth quarter and full fiscal year, please refer to today’s press release.

•	Looking at comp store performance by concept for the month, the quarter and the full year, the results were as follows. Our U.S. Misses stores increased 15% for the month, increased 6% for the quarter and increased 3% for the full year, followed by U.S. Petites stores, up 13% for the month, up 5% for the quarter and up 2% for the full year. Our U.S. Woman stores were up 7% for the month, up 10% for the quarter and up 7% for the full year. Our Kids stores were up 7% for the month, down 7% for the quarter and down 14% for the full year. And our Accessories & Shoes stores increased 6% for the month, increased 2% for the quarter and increased 3% for the full year.

•	Moving to comp performance by region: the Northeast was up 12% for the month, up 4% for the quarter and up 3% for the year; The South was up 15% for the month, up 8% for the quarter, and up 2% for the full year; The Midwest was up 13% for the month, up 1% for the quarter and down 2% for the year; and finally the West was up 14% for the month, up 5% for the quarter and up 4% for the year to date.

•	Looking specifically at January, historically a clearance month for us, our significantly better than expected comparable store sales results of positive 13.4% were driven primarily by the strength of our markdown selling. In addition, we saw a healthy increase in regular-price sales of our early spring/transitional merchandise in the last week of the period. At this time, we anticipate that fourth quarter earnings per share will be in the range of $0.28 – $0.29. This is within our previously announced range of $0.27 – $0.31 and compares to the $0.38 reported last year.

•	The primary focus of our merchandise for the month was our clearance event. However, in regular-price sales of early spring product, we saw strength in our casual area in items with denim, as well as in our casual separate jackets. In refined, our jacket business was also strong, as were key refined trousers. In accessories, we are experiencing healthy demand for flower pins, novelty handbags and small leather wallets, silk scarves, silver jewelry, and belts.

•	In Talbots Kids, we reported a positive comp of 7.4%. While much of this increase was driven by markdowns, we did see good full price selling of our early spring merchandise in little girls, infants and layette.

•	Turning to inventory in our U.S. Women’s businesses, we ended the year up approximately 10% per square foot. Our current plan is for first quarter 2005 inventories to be up 10% on a square foot basis and to end the quarter approximately even with last year.

•	Our current expectation for February comparable store sales is positive low single digits. February is the smallest volume month of the year and one in which we transition all remaining clearance merchandise to our outlet stores.

•	In our catalog business, we are very pleased with the performance of our sale book, which drove much of the fourth quarter’s increase of 20%. Our first spring books are currently trending on plan. Our most recent catalog, Spring 2, was just mailed to customers this past week and our main spring catalog will be mailed to customers in early March.

•	Looking at our overall financial plan for fiscal 2005, we will be providing our outlook for sales and earnings per share when we report our 2004 fourth quarter and fiscal year-end results on March 9th.

•	In closing, while it is still early we feel very positive about our new spring merchandise, and hope to see a continuation of the favorable regular-price trends we experienced in the latter part of January.

•	Thank you.

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        The foregoing contains forward-looking information within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “outlook,” “would,” or similar statements or variations of such terms. All of the “outlook” information (including future revenues, future comparable sales, future earnings, future EPS, and other future financial performance or operating measures) constitutes forward-looking information.
        Our outlook and other forward-looking statements are based on a series of expectations, assumptions, estimates and projections about our Company which involve risks and uncertainty, including assumptions and projections concerning store traffic, levels of store sales including regular-price selling and markdown selling, and customer preferences. All of our outlook information and other forward-looking statements are as of the date of this release only. The Company can give no assurance that such outlook or expectations will prove to be correct and does not undertake to update or revise any “outlook” information or any other forward-looking statements to reflect actual results, changes in assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any projected results will not be realized.
        Our forward-looking statements involve substantial known and unknown risks and uncertainties as to future events which may or may not occur, including effectiveness of the Company’s brand awareness and marketing programs, success of its important fourth quarter holiday selling season, any negative trends in its regular-price or markdown selling, effectiveness and profitability of new concepts including the Mens concept, effectiveness of its e-commerce site, acceptance of Talbots fashions including its winter 2004 and transitional spring 2005 fashions, the Company’s ability to anticipate and successfully respond to changing customer tastes and preferences and to produce the appropriate balance of merchandise offerings, increased merchandise inventory levels expected for the 2004 second half, the Company’s ability to sell its merchandise at regular prices as well as its ability to successfully execute its major sale events including the timing and levels of markdowns and appropriate balance of available markdown inventory, retail economic conditions including consumer spending, consumer confidence and a continued uncertain economy, and the impact of a continued promotional retail environment. In each case, actual results may differ materially from such forward-looking information.
        Certain other factors that may cause actual results to differ from such forward-looking statements are included in the Company’s periodic reports filed with the Securities and Exchange Commission and available on the Talbots website under “Investor Relations,” and you are urged to carefully consider all such factors.

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